Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Avis Rent A Car, Inc. on Form S-8 of our reports dated January 29, 1998 (March 23, 1998 as to Note 19), appearing in the Annual Report on Form 10-K of Avis Rent A Car, Inc. for the year ended December 31, 1997.




/s/ Deloitte & Touche LLP
Deloitte & Touche LLP


New York, New York

September 9, 1998